EXHIBIT 99.01

Chegg Reports Second Quarter 2023 Earnings
Chegg accelerates and enhances personalized learning assistant leveraging advancements in AI

SANTA CLARA, Calif., August 7, 2023 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE:CHGG), the leading student-first connected learning platform, today reported financial results for the three months ended June 30, 2023.

“Chegg outperformed guidance for both revenue and adjusted EBITDA in Q2 and saw year-over-year customer acquisition and retention rates improve during the quarter,” said Dan Rosensweig, CEO & President of Chegg, Inc. “We launched the beta version of our initial generative AI experience in May and feedback has been very positive. We believe we are in an unrivaled position to deliver a unique, personalized learning experience for students because we have the assets, the vision, and the balance sheet that no one else has.”

Second Quarter 2023 Highlights

•Total Net Revenues of $182.9 million, a decrease of 6% year-over-year
•Subscription Services Revenues decreased 5% year-over-year to $165.9 million, or 91% of total net revenues, compared to 90% in Q2 2022
•Net Income was $24.6 million
•Non-GAAP Net Income was $37.8 million
•Adjusted EBITDA was $59.8 million
•4.8 million Subscription Services subscribers, a decrease of 9% year-over-year

Total net revenues include revenues from Subscription Services and Skills and Other. Subscription Services includes revenues from our Chegg Study Pack, Chegg Study, Chegg Writing, Chegg Math, and Busuu offerings. Skills and Other includes revenues from Skills, Advertising, and any other revenues not included in Subscription Services.

For more information about non-GAAP net income and adjusted EBITDA, and a reconciliation of non-GAAP net income to net income, and adjusted EBITDA to net income, see the sections of this press release titled, “Use of Non-GAAP Measures,” “Reconciliation of Net Income to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook

Third Quarter 2023

•Total Net Revenues in the range of $151 million to $153 million
•Subscription Services Revenues in the range of $135 million to $137 million
•Gross Margin between 68% and 69%
•Adjusted EBITDA in the range of $34 million to $36 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net loss to EBITDA and adjusted EBITDA for the third quarter 2023, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website https://investor.chegg.com.

Prepared Remarks - Dan Rosensweig, CEO & President Chegg, Inc.

Thank you, Tracey and welcome everyone to our 2023 Q2 earnings call. Our team executed well, outperforming guidance for both revenue and adjusted EBITDA. As the second quarter progressed, we saw year-over-year trends for customer acquisition and retention rates improve, which drove the upside in our results.

We’re entering an exciting new chapter for Chegg, catalyzed by the advances in artificial intelligence. To take advantage of these new opportunities, Chegg has rapidly pivoted because we believe that category-defining companies with strong brand loyalty, sought-after services, and highly valuable data sets, can leverage AI to grow and will create outsized returns.

It’s still early, and since we last reported, we’ve gained greater insights into students’ use and perceptions of AI and how it relates to Chegg. Our recent survey shows, students see ChatGPT and Chegg as complementary with very different use cases. The latest YPulse survey states that while, “GenZ students are using AI to improve their education…they are not comfortable with the exact information ChatGPT puts out.” And it’s become clear to us that a simple, high quality, accurate, personal learning assistant, is needed and we feel we are uniquely positioned to deliver a world class personal learning assistant.

We are moving fast, and launched the beta version of our initial generative experience in May. Feedback has been very positive. Specifically, our students like our simple user interface, which is conversational, and they have always trusted the quality, accuracy, and relevance of our proprietary step-by-step solutions. Our research also shows that 86% of students said that they prefer study help that is reviewed by human subject-matter experts, and 85% said they want it to be personalized to their individual learning needs. So, it is no surprise that engagement from our beta testers is extremely high, and they are interacting more with each question, and are staying for significantly longer sessions.

We appreciate that speed and execution are critical to our success. Our partnership with Scale AI, announced today, will allow us to accelerate our ability to deliver the new Chegg experience starting in the fall and rolling out over the course of the next two semesters.

The new Chegg will combine the best of generative AI with Chegg’s proprietary high-quality solutions and demonstrated ability to improve student outcomes. They can expect to see a much simpler conversational user interface, personalized learning pathways, more in-depth content, and the ability to transform it automatically into innovative study tools, such as practice tests, study guides, and flash cards.

In order to further enhance our competitive moat and lower our costs, we are building our own large language models which gives us the ability to train them specifically for education. Our LLMs will be trained with our unique data sets, and with the help of our 150,000 subject matter experts. We expect to deliver a significantly enhanced and differentiated learning experience for students compared to the generic models that are available today.

And this is just the beginning. I want to give you a sense of how big we believe this TAM-expanding opportunity can be, and how we plan to capture it. We intend to build the largest connected community of learners around the world with a truly scalable, affordable, adaptive learning assistant, by combining the tools, pathways, and the accuracy that students depend on. Chegg’s proven learning taxonomy, along with our deep history of data from schools, classes, and professors, sets us apart. We have said for years that students’ challenges go way beyond the academic needs and now, by leveraging advancements in artificial intelligence, we believe we can make a significant impact on reducing the nearly 40% of students who drop out of the higher education system, and the more than 50% that never enter.

Increasingly students are connecting their academic journey with their skills-based needs in order to be employable in today’s economy. Chegg is developing integrated skills pathways that will help students assess their current proficiency, identify their gaps, and then help them acquire those skills. We are in a great position to do this by leveraging our skills offerings, where we continue to see excellent growth. We also appreciate that students today face a wide variety of personal challenges that can get in the way of graduating on time or at all. We know that if we can connect students to solutions that address some of these issues, such as mental health, food insecurity and financial barriers, we can improve their chances of finishing their education and thriving. We have created a concept video for you which illustrates how this may all come together, which you can review within our Investor deck posted on our IR website.

More than 50% of the world’s population is below the age of 30, and they have increasingly turned online to advantage themselves academically and professionally. Now, aided further by the proliferation of AI, the opportunity for Chegg to serve them, is bigger than ever.

And with that I will turn it over to Andy…

Prepared Remarks - Andy Brown, CFO Chegg, Inc.

Thanks Dan and good afternoon everyone.

Q2 was a good quarter as we exceeded our revenue and adjusted EBITDA guidance, and also delivered strong cash flow. Total revenue was $183 million, driven by Subscription Services revenue of $166 million. During the quarter we had approximately 4.8 million subscribers on our platform. Skills and Other revenue was $17 million, driven by strong growth in Skills, offset primarily by the change in the Required Materials model, which is now a revenue share. Gross margin of 74% came in slightly higher than expected. This along with the revenue beat, contributed to adjusted EBITDA beating guidance, which came in at $60 million, or a 33% margin. Free cash flow was $56 million, the result of strong operating performance and higher interest rates, with interest income contributing $10.7 million in the quarter, an increase of $8.7 million from last year.

We had several items that impacted our GAAP net income for the quarter. These included a gain of $53.8 million from the repurchase of some of our outstanding convertible debt, which was partially offset by a restructuring charge of $5.7 million we announced during the quarter, and a loss contingency of $7.0 million we accrued related to a previous gain taken on an equity investment.

We continue to have a strong balance sheet and drive significant free cash flow. We ended the quarter with $808 million of cash and investments, with total convertible debt outstanding of $773 million at par value, representing $35 million of net cash. As mentioned earlier, we repurchased $427 million of our outstanding convertible debt for $369 million, and used some of the net savings to retire 3.4 million shares of our common stock for approximately $35 million.

We continue to believe the combination of our operating model, balance sheet, and cash flows are among the strongest in the education industry and will allow us to deliver attractive results for our shareholders.

As Dan mentioned, we are rapidly realigning our resources around AI efforts, including partnering with Scale AI to develop the large language models required for our students to have a fully generative, conversational experience rolling out over the next two semesters. We believe our approach of developing and owning these models, versus solely relying on third-party providers will create a truly differentiated and better experience for students at a lower cost.

Now, moving on to guidance. For Q3 we expect:

•Total revenue to be between $151 and $153 million,
•With Subscription Services revenue between $135 and $137 million,
•Gross margin between 68% and 69%,
•And adjusted EBITDA between $34 and $36 million.

It is worth noting that we typically experience seasonally lower revenue and margins in Q3. We also have an elevated level of content depreciation from recently acquired professor-led material, which is impacting gross margins. We expect the impact of this to moderate in Q4 and margins to improve.

In closing, we expect the development of AI will allow Chegg to embrace a much larger opportunity over time. We believe there is nobody better equipped to meet the current or future needs of students, than Chegg. We have an industry-leading brand, proprietary data, strong operating model and balance sheet to extend our leadership in the future.

With that, I’ll turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018, or outside the U.S. +1-201-689-8471, five minutes prior to 1:30 p.m. Pacific Daylight Time (or 4:30 p.m. Eastern Daylight Time). A live webcast of the call will also be available at https://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 4:30 p.m. Pacific Daylight Time (or 7:30 p.m. Eastern Daylight Time) on August 7, 2023, until 8:59 p.m. Pacific Standard Time (or 11:59 p.m. Eastern Standard Time) on August 14, 2023, by calling 1-844-512-2921, or outside the U.S. +1-412-317-6671, with Conference ID 13739864. An audio archive of the call will also be available at https://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, https://www.chegg.com/press, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor https://www.chegg.com/press, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Millions of people all around the world Learn with Chegg. Our mission is to improve learning and learning outcomes by putting students first. We support life-long learners starting with their academic journey and extending into their careers. The Chegg platform provides products and services to support learners to help them better understand their academic course materials, and also provides personal and professional development skills training, to help them achieve their learning goals. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Media Contact: Emma McCulloch, press@chegg.com
Investor Contact: Tracey Ford, IR@chegg.com

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP weighted average shares, non-GAAP net income per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net Income to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for print textbook depreciation expense and to exclude share-based compensation expense, other income, net, acquisition-related compensation costs, restructuring charges, loss contingency, transitional logistic charges, and impairment of lease related assets; (2) non-GAAP operating expenses as operating expenses excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, restructuring charges, loss contingency and impairment of lease related assets; (3) non-GAAP income from operations as (loss) income from operations excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, restructuring charges, loss contingency, transitional logistic charges, and impairment of lease related assets; (4) non-GAAP net income as net income excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, amortization of debt issuance costs, restructuring charges, loss contingency, transitional logistic charges, the gain on early extinguishment of debt, the income tax effect of non-GAAP adjustments, and impairment of lease related assets; (5) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of shares for stock plan activity and shares related to our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding; (6) non-GAAP net income per share is defined as non-GAAP net income divided by non-GAAP weighted average shares outstanding; and (7) free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment, purchases of textbooks and proceeds from disposition of textbooks. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net Income to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” tables below, each of the non-GAAP financial measures excludes or includes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets, including those that contribute to generating revenues, that it acquires in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Chegg believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations and provides investors with a better comparison of period-over-period operating results. No corresponding adjustments have been made related to revenues generated from acquired intangible assets.

Acquisition-related compensation costs.

Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

Amortization of debt issuance costs.

The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors with a better comparison of period-over-period operating results.

Restructuring charges

Restructuring charges represent expenses incurred in conjunction with a reduction in workforce to better position the Company to execute against its AI strategy and to create long-term, sustainable value for its students and investors. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Loss contingency

The loss contingency represents a one-time accrual in connection with a demand for repayment of certain investment proceeds received by the Company in its capacity as an investor in TAPD, Inc. (more commonly known as “Frank”). The loss contingency is excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. Chegg believes that it is appropriate to exclude the loss contingency from non-GAAP financial measures because it enables the comparison of period-over-period operating results.

Transitional logistics charges.

The transitional logistics charges represent incremental expenses incurred as we transition our print textbooks to a third party. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Impairment of lease related assets.

The impairment of lease related assets represents impairment charge recorded on the ROU asset and leasehold improvements associated with the closure of our San Francisco office. The impairment of lease related assets is a one-time event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Gain on early extinguishment of debt

The gain on early extinguishment of debt is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Income tax effect of non-GAAP adjustments.

In the periods following the release of our U.S. valuation allowance, we utilize a non-GAAP effective tax rate of 24% for evaluating our operating results, which is based on our current mid-term projections. This non-GAAP tax rate could change for various reasons including, but not limited to, significant changes resulting from tax legislation, changes to our corporate structure and other significant events. Chegg believes that the inclusion of a non-GAAP provision for income tax adjustments provides investors with a better comparison of period-over-period operating results.

Effect of shares for stock plan activity.

The effect of shares for stock plan activity represents the dilutive impact of outstanding stock options, RSUs, and PSUs calculated under the treasury stock method.

Effect of shares related to convertible senior notes.

The effect of shares related to convertible senior notes represents the dilutive impact of our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding as they were antidilutive on a GAAP basis.

Free cash flow.

Free cash flow represents net cash provided by operating activities adjusted for purchases of property and equipment and purchases of textbooks and including proceeds from the disposition of textbooks. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment and textbooks, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding our future growth and the future of learning, the impact of artificial intelligence (AI) technology on our financial condition and results of operations, our unrivaled position to deliver a unique, personalized learning experience for students because we have the assets, the vision, and the balance sheet that no one else has, our ability to build and utilize AI tools, our belief that category-defining companies with strong brand loyalty, sought-after services, and highly valuable data sets can leverage AI to grow and will create outsized returns, our views on students use of ChatGPT and Chegg as complementary, our unique position to deliver a world class personal learning assistant, our partnership with Scale AI, our ability to accelerate the delivery of the new Chegg experience, the development and features of new Chegg offerings, capabilities and experiences, the timeline for the availability of our new offerings, capabilities and experiences (including our ability to deliver the new Chegg experience starting in the fall and rolling out over the course of the next two semesters), what the new Chegg will include (such as the combination of the best of generative AI with Chegg's proprietary high-quality solutions and demonstrated ability to improve student outcomes), the features of the new Chegg experience, including a much simpler conversational user interface, personalized learning pathways, more in-depth content, and the ability to transform such content automatically into innovative study tools, such as practice tests, study guides, and flash cards, the development of our own large language models (LLMs) and ability to train them specifically for education with our unique data sets and subject matter experts, our LLMs' potential enhancement of our competitive moat, reduction of costs, the delivery of a significantly enhanced and differentiated learning experience compared to generic models, the TAM-expanding opportunity of the new Chegg experience and how we plan to capture it, our intention to build the largest community of learners around the world with a truly scalable, affordable, adaptive learning assistant with the tools, pathways and accuracy that students depend on, our ability to leverage AI to make a significant impact on reducing the number of students who drop out of or never enter the higher education system, our ability to connect students' academic journey with their skills-based needs, our development and integration of skills pathways that will help students assess their proficiency, identify skills gaps and acquire skills, our ability to improve students' educational outcomes by connecting them to solutions that address personal challenges such as mental health, food insecurity and financial barriers, the size of Chegg's opportunity to serve its students, the content of our concept video, expectations regarding Chegg's execution against its strategic and financial objectives and guidance, our ability to deliver attractive results for our shareholders through a combination of our operating model, balance sheet and cash flows, our belief that our approach of developing and owning our own LLMs, versus solely relying on third-party providers, will create a truly differentiated and better experience for students at a lower cost, our expectation regarding seasonality with lower revenue and margins in Q3 and improved margins in Q4, our expectation that the development of AI will allow Chegg to embrace a much larger opportunity over time, our belief that nobody is better equipped to meet the current or future needs of student than Chegg, our ability to extend our leadership in the future through our industry-leading brand, proprietary data, strong operating model and balance sheet, our financial guidance, as well as those included in the investor presentation referenced above, those included in the “Prepared Remarks” sections above, and all statements about Chegg’s outlook under “Business Outlook.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of AI technology on Chegg’s business and the economy generally; Chegg’s ability to attract new, and retain existing, students, to increase student engagement, and to increase monetization; Chegg’s brand and reputation; changes in employment and wages and the uncertainty surrounding the evolving educational landscape, enrollment and student behavior; Chegg’s ability to expand internationally; changes in search engine methodologies that modify Chegg’s search result page rankings, resulting in decreased student engagement on Chegg’s website; the success of Chegg’s new product offerings, including the new Chegg generative AI experience and personal learning assistant; competition in aspects of Chegg’s business, and Chegg's expectation that such competition will increase; Chegg’s ability to innovate in response to technological and market developments, including artificial intelligence; Chegg’s ability to maintain its services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; third-party payment processing risks; adoption of government regulation of education unfavorable to Chegg; the rate of adoption of Chegg’s offerings; mobile app stores and mobile operating systems making Chegg’s apps and mobile website available to students and to grow Chegg’s user base and increase their engagement; colleges and governments restricting online access or access to Chegg’s services; Chegg’s ability to strategically take advantage of new opportunities; competitive developments, including pricing pressures and other services targeting students; Chegg’s ability to build and expand its services offerings; Chegg’s ability to integrate acquired businesses and assets; the impact of seasonality and student behavior on the business; the outcome of any current litigation and investigations; Chegg’s ability to effectively control operating costs; regulatory changes, in particular concerning privacy, marketing, and education; changes in the education market, including as a result of AI technology and COVID-19; and general economic, political and industry conditions, including inflation, recession and war. All information provided in this release and in the conference call is as of the date hereof, and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 21, 2023, and could cause actual results to differ materially from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$175,368	$473,677
Short-term investments	209,686	583,973
Accounts receivable, net of allowance of $224 and $394 at June 30, 2023 and December 31, 2022, respectively	20,670	23,515
Prepaid expenses	18,620	28,481
Other current assets	22,372	34,754
Total current assets	446,716	1,144,400
Long-term investments	422,758	216,233
Property and equipment, net	198,318	204,383
Goodwill	629,564	615,093
Intangible assets, net	67,630	78,333
Right of use assets	28,267	18,838
Deferred tax assets	146,790	167,524
Other assets	28,492	20,612
Total assets	$1,968,535	$2,465,416
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$12,954	$12,367
Deferred revenue	53,200	56,273
Accrued liabilities	76,657	70,234
Total current liabilities	142,811	138,874
Long-term liabilities
Convertible senior notes, net	767,043	1,188,593
Long-term operating lease liabilities	21,253	13,375
Other long-term liabilities	2,427	7,985
Total long-term liabilities	790,723	1,209,953
Total liabilities	933,534	1,348,827
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share: 400,000,000 shares authorized; 115,177,618 and 126,473,827 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	115	126
Additional paid-in capital	1,121,820	1,244,504
Accumulated other comprehensive loss	(43,179)	(57,488)
Accumulated deficit	(43,755)	(70,553)
Total stockholders' equity	1,035,001	1,116,589
Total liabilities and stockholders' equity	$1,968,535	$2,465,416

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenues	$182,853	$194,721	$370,454	$396,965
Cost of revenues(1)	47,412	45,684	96,562	100,769
Gross profit	135,441	149,037	273,892	296,196
Operating expenses:
Research and development(1)	52,872	52,480	99,779	104,895
Sales and marketing(1)	30,956	35,279	67,973	77,777
General and administrative(1)	70,309	53,935	129,282	100,805
Total operating expenses	154,137	141,694	297,034	283,477
(Loss) income from operations	(18,696)	7,343	(23,142)	12,719
Interest expense, net and other income, net:
Interest expense, net	(1,114)	(1,616)	(2,382)	(3,213)
Other income, net	64,103	1,809	76,179	7,989
Total interest expense, net and other income, net	62,989	193	73,797	4,776
Income before provision for income taxes	44,293	7,536	50,655	17,495
Provision for income taxes	(19,681)	(60)	(23,857)	(4,277)
Net income	$24,612	$7,476	$26,798	$13,218
Net income (loss) per share
Basic	$0.21	$0.06	$0.22	$0.10
Diluted	$(0.11)	$0.06	$(0.08)	$0.10
Weighted average shares used to compute net income (loss) per share
Basic	117,977	126,272	120,828	129,201
Diluted	132,944	149,574	137,416	129,934

(1) Includes share-based compensation expense as follows:
Cost of revenues	$560	$669	$1,087	$1,292
Research and development	11,968	10,006	22,882	21,782
Sales and marketing	2,182	4,019	4,681	8,405
General and administrative	21,210	16,393	41,016	32,692
Total share-based compensation expense	$35,920	$31,087	$69,666	$64,171

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$26,798	$13,218
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation expense	69,666	64,171
Other depreciation and amortization expense	52,027	41,921
Deferred income taxes	20,142	(303)
Gain on early extinguishment of debt	(53,777)	—
Restructuring charges	5,704	—
Loss contingency	7,000	—
Operating lease expense, net	3,009	3,242
Amortization of debt issuance costs	1,988	2,779
Loss from write-off of property and equipment	450	2,767
Gain on foreign currency remeasurement of purchase consideration	—	(4,628)
Print textbook depreciation expense	—	1,610
Impairment on lease related assets	—	3,411
Gain on textbook library, net	—	(4,967)
Other non-cash items	(1,083)	470
Change in assets and liabilities, net of effect of acquisition of business:
Accounts receivable	3,081	3,227
Prepaid expenses and other current assets	15,082	28,768
Other assets	5,470	13,058
Accounts payable	(671)	(5,246)
Deferred revenue	(3,634)	4,256
Accrued liabilities	(7,140)	(21,034)
Other liabilities	(8,205)	(2,965)
Net cash provided by operating activities	135,907	143,755
Cash flows from investing activities
Purchases of property and equipment	(33,864)	(57,286)
Purchases of textbooks	—	(3,815)
Proceeds from disposition of textbooks	9,787	2,494
Purchases of investments	(552,409)	(356,553)
Maturities of investments	476,862	522,466
Proceeds from sale of investments	238,681	—
Purchase of strategic equity investment	(9,604)	—
Acquisition of business, net of cash acquired	—	(401,125)
Net cash provided by (used in) investing activities	129,453	(293,819)
Cash flows from financing activities
Proceeds from common stock issued under stock plans, net	3,081	4,558
Payment of taxes related to the net share settlement of equity awards	(11,068)	(10,221)
Repurchases of common stock	(186,368)	(300,450)
Repayment of convertible senior notes	(369,761)	—
Proceeds from exercise of convertible senior notes capped call	297	—
Net cash used in financing activities	(563,819)	(306,113)
Effect of exchange rate changes	197	4,628
Net decrease in cash, cash equivalents and restricted cash	(298,262)	(451,549)
Cash, cash equivalents and restricted cash, beginning of period	475,854	855,893
Cash, cash equivalents and restricted cash, end of period	$177,592	$404,344

	Six Months Ended June 30,
	2023	2022
Supplemental cash flow data:
Cash paid during the period for:
Interest	$517	$437
Income taxes, net of refunds	$6,171	$3,915
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$4,909	$3,869
Right of use assets obtained in exchange for lease obligations:
Operating leases	$12,407	$3,244
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$4,518	$4,057

	June 30,
	2023	2022
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$175,368	$402,089
Restricted cash included in other current assets	60	64
Restricted cash included in other assets	2,164	2,191
Total cash, cash equivalents and restricted cash	$177,592	$404,344

CHEGG, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$24,612	$7,476	$26,798	$13,218
Interest expense, net	1,114	1,616	2,382	3,213
Provision for income taxes	19,681	60	23,857	4,277
Print textbook depreciation expense	—	89	—	1,610
Other depreciation and amortization expense	26,484	21,636	52,027	41,921
EBITDA	71,891	30,877	105,064	64,239
Print textbook depreciation expense	—	(89)	—	(1,610)
Share-based compensation expense	35,920	31,087	69,666	64,171
Other income, net	(64,103)	(1,809)	(76,179)	(7,989)
Acquisition-related compensation costs	3,417	3,628	5,877	6,707
Restructuring charges	5,704	—	5,704	—
Loss contingency	7,000	—	7,000	—
Transitional logistics charges	—	1,221	253	1,569
Impairment of lease related assets	—	3,411	—	3,411
Adjusted EBITDA	$59,829	$68,326	$117,385	$130,498

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating expenses	$154,137	$141,694	$297,034	$283,477
Share-based compensation expense	(35,360)	(30,418)	(68,579)	(62,879)
Amortization of intangible assets	(2,977)	(2,987)	(5,888)	(5,788)
Acquisition-related compensation costs	(3,410)	(3,616)	(5,865)	(6,685)
Restructuring charges	(5,692)	—	(5,692)	—
Loss contingency	(7,000)	—	(7,000)	—
Impairment of lease related assets	—	(3,411)	—	(3,411)
Non-GAAP operating expenses	$99,698	$101,262	$204,010	$204,714

(Loss) income from operations	$(18,696)	$7,343	$(23,142)	$12,719
Share-based compensation expense	35,920	31,087	69,666	64,171
Amortization of intangible assets	6,359	6,772	12,609	13,214
Acquisition-related compensation costs	3,417	3,628	5,877	6,707
Restructuring charges	5,704	—	5,704	—
Loss contingency	7,000	—	7,000	—
Transitional logistics charges	—	1,221	253	1,569
Impairment of lease related assets	—	3,411	—	3,411
Non-GAAP income from operations	$39,704	$53,462	$77,967	$101,791

Net income	$24,612	$7,476	$26,798	$13,218
Share-based compensation expense	35,920	31,087	69,666	64,171
Amortization of intangible assets	6,359	6,772	12,609	13,214
Acquisition-related compensation costs	3,417	3,628	5,877	6,707
Amortization of debt issuance costs	931	1,397	1,988	2,779
Restructuring charges	5,704	—	5,704	—
Loss contingency	7,000	—	7,000	—
Gain on early extinguishment of debt	(53,777)	—	(53,777)	—
Income tax effect of non-GAAP adjustments	7,671	—	(184)	—
Transitional logistics charges	—	1,221	253	1,569
Impairment of lease related assets	—	3,411	—	3,411
Non-GAAP net income	$37,837	$54,992	$75,934	$105,069

Weighted average shares used to compute net (loss) income per share, diluted	132,944	149,574	137,416	129,934
Effect of shares for stock plan activity	273	—	433	—
Effect of shares related to convertible senior notes	—	—	—	22,875
Non-GAAP weighted average shares used to compute non-GAAP net income per share, diluted	133,217	149,574	137,849	152,809

Net (loss) income per share, diluted	$(0.11)	$0.06	$(0.08)	$0.10
Adjustments	0.39	0.31	0.63	0.59
Non-GAAP net income per share, diluted	$0.28	$0.37	$0.55	$0.69

CHEGG, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Net cash provided by operating activities	$135,907	$143,755
Purchases of property and equipment	(33,864)	(57,286)
Purchases of textbooks	—	(3,815)
Proceeds from disposition of textbooks	9,787	2,494
Free cash flow	$111,830	$85,148

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

Three Months Ending September 30, 2023
Net loss	$(11,800)
Interest expense, net	700
Provision for income taxes	(1,300)
Depreciation and amortization expense	26,200
EBITDA	13,800
Share-based compensation expense	31,000
Other income, net	(10,000)
Acquisition-related compensation costs	200
Adjusted EBITDA*	$35,000
* Adjusted EBITDA guidance for the three months ending September 30, 2023 represent the midpoint of the range of $34 million to $36 million.